INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Prospectuses dated
February 1, 1996 with respect to the securities covered by Registration Statement Nos. 2-99494 (as amended through Post-Effective Amendment No. 4 thereto) and 33-32662, each on Form S-8, of our reports dated October 31, 1995, appearing in, and incorporated by reference in the 1995 Annual Report on Form 10-K of Rockwell International Corporation and to the reference to us under the heading "Experts" in those Prospectuses.


DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
February 9, 1996







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